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                                    MAS Funds

        Supplement dated October 9, 1998 to the MAS Funds' Institutional Class Prospectus dated January 31, 1998, as revised May 13, 1998

This supplement to the Prospectus supersedes and replaces any existing supplements to the Prospectus. This supplement provides new and additional information beyond that contained in the Prospectus and should be read in conjunction with the Prospectus.

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                        PORTFOLIO MANAGEMENT TEAM CHANGES

         Page 25 of the Prospectus is hereby amended to include Ram Willner as a member of the Portfolio Management Team of the Global Fixed Income Portfolio.

         Page 62 of the Prospectus is hereby amended to include the following description of Ram Willner's business experience during the last five years:

Ram Willner, Principal, Morgan Stanley, joined MAS in 1998. He served as a Market Strategist, Risk Control Manager and Director of International Bond Research for Pacific Investment Management Company from 1994 to 1998: and as a Senior Quantitative Analyst for Sanford C. Bernstein & Co. from 1992 to 1994. He joined the Portfolio Management Team of the Global Fixed Income Portfolio in 1998.

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         Due to other responsibilities within the firm, Ellen D. Harvey has been removed as a member of the Portfolio Management Teams of the Intermediate Duration and Limited Duration Portfolios. In addition, Paul Ghaffari has been removed as a member of the Portfolio Management Team of the Multi-Market Fixed Income Portfolio. Therefore, pages 27, 29, 31 and 61 of the Prospectus are hereby amended to reflect these changes.

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         Page 27 of the Prospectus is hereby amended to include Angelo G.
Manioudakis as a member of the Portfolio Management Team of the Intermediate Duration Portfolio.

         Page 62 of the Prospectus is hereby amended to include the following description of Angelo G. Manioudakis' business experience during the last five years:

Angelo G. Manioudakis, Principal, joined MAS in 1993. He attended Harvard Graduate School of Business Administration from 1991 to 1993. He served as a fixed income analyst from 1993 to 1995. From 1995 to 1998, he served as a fixed income portfolio manager. He joined the Portfolio Management Team of the Intermediate Duration Portfolio in 1998.

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         Page 29 of the Prospectus is hereby amended to include Michele A.
Kreisler as a member of the Portfolio Management Team of the Limited Duration Portfolio.

         Page 62 of the Prospectus is hereby amended to include the following description of Michele A. Kreisler's business experience during the last five years:

Michele A. Kreisler, Vice President, joined MAS in 1994. She attended the Wharton School of the University of Pennsylvania from 1990 to 1994. She served as a fixed income analyst from 1994 to 1995 and as a portfolio manager from 1995 to 1998. She joined the Portfolio Management Teams of the Targeted Duration and Limited Duration Portfolios in 1998.

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                                POLICIES CHANGES

         The following futures and options policy replaces the existing futures and options policy for all fixed-income Portfolios:

A fixed-income portfolio may enter into futures contracts and options thereon for both hedging and non-hedging purposes, provided that not more than 5% of such portfolio's total assets at the time of entering the transaction are required as margin and option premiums to secure obligations under such contracts other than those relating to bona fide hedging activities. It will maintain assets sufficient to meet its obligations under such contracts in a segregated account with the custodian bank or will otherwise comply with the Securities and Exchange Commission's ("SEC's") position on asset coverage.

The futures and options policy for all equity and balanced portfolios remains unchanged.

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         The Policies Section of the Municipal Portfolio on page 32 of this
Prospectus is hereby amended to read as follows:

        Generally at least 80% of its income will be exempt from regular federal income tax
        Derivatives may be used to pursue portfolio strategy

                       PLEASE RETAIN FOR FUTURE REFERENCE